UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2023

SkyWater Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40345	37-1839853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East 86th Street Bloomington, Minnesota	55425
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 851-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	SKYT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2023, the Board of Directors (“Board”) of SkyWater Technology, Inc. (the “Company”) appointed John Sakamoto to serve as the Company’s President and Chief Operating Officer, effective September 25, 2023. Thomas J. Sonderman, the Company’s current President and Chief Executive Officer, will continue to serve as the Company’s Chief Executive Officer following Mr. Sakamoto’s appointment.

Mr. Sakamoto, age 55, has served as Vice President, Processing Business Unit of Marvell Technology Group, a publicly-traded infrastructure semiconductor solutions company, since October 2019. Prior to joining Marvell, Mr. Sakamoto served Intel Corporation, a publicly-traded multinational technology company, as Vice President and General Manager, Data Center and Communication Division, Programmable Solutions Group, from January 2017 to October 2019, and Vice President, Operations and Engineering, Programmable Solutions Group, from December 2015 to December 2016. Prior to Intel, Mr. Sakamoto held numerous leadership positions of increasing responsibility with Altera Corporation, which was acquired by Intel in 2015. He has a Bachelor of Science in Electrical Engineering from California Polytechnic State University.

In connection with his appointment as President and Chief Operating Officer, Mr. Sakamoto is expected to receive (i) an annual base salary of $410,000, (ii) a grant of 78,125 restricted stock units and 234,375 non-qualified stock options, which will vest on a pro rata basis over three and four years, respectively, (iii) an employment sign-on bonus in the amount of $50,000, subject to vesting over twelve months, and (iv) a lump sum relocation bonus in the amount of $50,000, subject to vesting over twenty-four months. In addition, Mr. Sakamoto will be eligible to receive cash bonuses pursuant to the Company’s short-term annual incentive plan with a target percentage of 75% of his annual base salary and a long-term annual incentive grant of 200% of his annual base salary under the Company’s Equity Incentive Plan and participate in the other benefit plans and arrangements made available generally to the Company’s executive officers. Such compensation and benefit plans and arrangements are described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2023.

There are no arrangements or understandings between Mr. Sakamoto and any other person pursuant to which he was selected as an officer, and there are no transactions related to the Company in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K. Additionally, in connection with his appointment, Mr. Sakamoto will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, a copy of which was filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWater Technology, Inc.

Date: September 14, 2023	/s/ Thomas J. Sonderman
	Name:	Thomas J. Sonderman
	Title:	President and Chief Executive Officer